Exhibit 99.1

NICKLEBYS.COM, INC. AND FIIC, INC. SIGN MERGER AGREEMENT

Denver, Colorado – July 20, 2005 --  Nicklebys.com, Inc. (OTCBB: NBYS.OB), a Colorado corporation, today announced the signing of an Agreement and Plan of Merger which will result in the control of NBYS by FIIC, Inc., a Delaware corporation.  Since late 2004, NBYS has been in the process of terminating its operations, liquidating its assets and seeking a merger partner.  The merger with FIIC, which is subject to the completion of all conditions contained in the agreement, will result in the implementation of a new business directive by NBYS.

About the Merger

The merger is to be effectuated through NBYS’s wholly-owned subsidiary, Nicklebys Acquisition Corp., a Nevada corporation, which will merge with and into FIIC, with FIIC being the surviving corporation.  NBYS will issue shares of its common stock on a one-for-one basis to the stockholders of FIIC in exchange for 100% of the issued and outstanding shares of common stock of FIIC.  Additionally, NBYS will assume all outstanding options and warrants to purchase shares of common stock of FIIC on the same terms and conditions as previously issued by FIIC.  As provided in the Agreement and Plan of Merger, NBYS will assume FIIC’s 2005 Stock Option, Deferred Stock and Restricted Stock Plan as the stock option plan of NBYS.

Immediately prior to the merger, NBYS will effectuate a 1-for-2.00317 reverse stock split of its common stock.  Additionally, immediately following the merger, NBYS will reincorporate from the State of Colorado to the State of Delaware and will change its corporate name from Nicklebys.com, Inc. to a name selected by FIIC prior to the closing of the merger.

The merger will result in a change-in-control of NBYS by FIIC and its stockholders and the assumption of FIIC’s operations and liabilities.  In connection with the change-in-control, the Board of Directors and management of FIIC will become the Board of Directors and management of NBYS.

About FIIC, Inc.

FIIC, Inc., a privately held Delaware corporation located in Columbus, Ohio, is organizational stage company in the process of establishing itself as an insurance holding company.  FIIC has an exclusive license to access and use a proprietary set of underwriting data and standards, known as the “FIIC Underwriting Data and Standards,” and an associated web-based interface.  Through planned insurance subsidiaries, FIIC intends to use this proprietary information and technology to underwrite a new form of insurance policy designed and intended to bolster investment in new and growing businesses by insuring investors against certain kinds of business failure.  FIIC anticipates that it will primarily generate revenues from insurance premiums, but also anticipates generating revenues through sublicensing fees, agreements with strategic partners and sponsorships.

FIIC plans to market its Investment Loss policy via the internet as a business-to-business and business-to-client product, through direct sales agents, and through certain professional advisors.  FIIC intends to provide each insured investor a personalized, interactive experience during the insurance process, affording access to relevant data and research, updates on the status of current insured investments, and notification regarding various additional business opportunities.  FIIC plans to provide regular reports on each insured business to investors in that business regularly through its website.

Additional Information

NBYS will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”).  The parties to the merger urge their stockholders and investors to read the proxy statement and any other relevant documents to be filed with the SEC, because they will contain important information regarding the merger.   Investors may obtain copies of these documents free of charge from the SEC’s website located on the Internet at http://www.sec.gov.  Additionally, copies of the documents will be delivered to stockholders of record of NBYS free of charge.

Forward-Looking Statements

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of fact, included in this press release may include forward-looking statements that may involve risks and uncertainties.  There can be no assurance that such statements will be accurate and actual results and future events could differ materially from those anticipated in such statements.  NBYS undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances or to reflect unanticipated events or developments.

Company Contacts

Nicklebys.com, Inc.
Scott Thornock, President
Phone:  303-629-9751

FIIC, Inc.
James W. France, President and CEO
James Bowser, COO
Phone:  (614) 451-5030